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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 10, 2006

                            RIM SEMICONDUCTOR COMPANY

             (Exact name of registrant as specified in its charter)



             Utah                                               95-4545704
--------------------------------------------------------------------------------
 (State or other jurisdiction                                  (IRS Employer
       of incorporation)                                     Identification No.)

                                    000-21785
                         ------------------------------
                            (Commission File Number)


                 305 NE 102ND AVE, SUITE 105, PORTLAND, OR 97220
          (Address of principal executive offices, including Zip Code)

                                 (503) 257-6700
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT;

ITEM 3.02       UNREGISTERED SALES OF EQUITY SECURITIES

On March 10, 2006 (the "Closing Date"), Rim Semiconductor Company (the "Company") raised gross proceeds of $6.0 million from the private placement to 17 institutional and individual investors (the "Investors") of its two-year 7% Senior Secured Convertible Debentures (the "Debentures"). The transaction was effected pursuant to a Securities Purchase Agreement, dated as of March 6, 2006, among the Company and the Investors.

On the Closing Date, the Company received gross proceeds of $6.0 million. $3.0 million of this amount was delivered by the Company to a security agent, acting on behalf of the investors (the "Security Deposit"), to secure certain obligations of the Company to the investors in the event the Company does not file an amendment, with the approval of the Company's shareholders, to its charter documents to reflect the increase in the Company's authorized common stock from 500 million to 900 million shares (the "Authorized Share Increase"). The Company will be obligated to prepay $3 million of the Debentures (plus accrued interest) if evidence of the Authorized Share Increase is not provided by the Company to a designated party by the close of business on April 28, 2006. If, however, the Company provides such evidence by then, the $3.0 million Security Deposit will be released to the Company, and it will not have to prepay such principal amount of the Debentures. The Company intends to submit the proposal to approve this increase to its shareholders at the Company's upcoming annual shareholders meeting.

In connection with the issuance of the Debentures, the Company issued warrants (the "Warrants") to purchase 70,955,548 shares of the Company's common stock, par value $0.001 (the "Common Stock"). If the Company is required to prepay $3 million of the Debentures as described in the preceding paragraph, the investors will return one-half of such Warrants to the Company.

On the Closing Date, after taking into account the $3.0 million Security Deposit, the Company received net proceeds of approximately $1.8 million from the proceeds of the Debentures, after the payment of offering related fees and expenses and after the repayment in full of the bridge loans, made in December 2005 and January 2006, in the aggregate amount of $810,000. Remaining proceeds received from the private placement of the Debentures, including the Security Deposit, which will be returned to the Company upon the Authorized Share Increase, will be used primarily for general corporate purposes.

The Debentures, issued on March 10, 2006, have a term of two years and are convertible into shares of Common Stock at the holder's option at any time on or after the earlier of (i) the 65th day following issuance or (ii) the effective date of the Registration Statement (as defined below), with the conversion price for any such conversion equal to the lower of (x) 70% of the volume weighted average price ("VWAP") of the Common Stock for the twenty days ending on the trading day immediately preceding the conversion date or (y) if the Company enters into certain financing transactions subsequent to the Closing Date and through the Final Lockup Period (as defined below), the lowest purchase price or conversion price applicable to that transaction. Interest on the Debentures accrues at the rate of 7% per annum, payable upon conversion or semi-annually (June 30 and December 31 of each year) or upon maturity, whichever occurs first, and will continue to accrue until the Debentures are fully converted and/or paid in full. Interest is payable, at the option of the Company, either (i) in cash, or (2) in shares of Common Stock at the then applicable conversion price. If the Company fails to deliver stock certificates upon the conversion of these Debentures at the specified time and in the specified manner, the Company may be required to make substantial payments to the holders of the Debentures.




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Provided the Registration Statement is effective, the Company may prepay the amounts outstanding on the Debentures by giving advance notice and paying an amount equal to 120% of the sum of (x) the principal being prepaid plus (y) the accrued interest thereon. Holders will continue to have the right to convert their Debentures prior to the actual prepayment.

Holders of the Debentures may require the Company to redeem any or all of the outstanding Debentures upon the occurrence of any one or more of the following events of default, as generally described herein: (i) the Company's failure to pay principal and interest when due (subject to a 5 day grace period), (ii) the Company's material breach of any of the representations or warranties made in the agreement pursuant to which the Debentures were sold, (iii) the Company's failure to have stock certificates delivered within a specified time period after delivery of a conversion notice if such failure continues for ten trading days after notice thereof, (iv) the Company's failure to observe any undertaking contained in the Debentures or the other transaction documents in a material respect if such failure continues for 30 calendar days after notice, (v) the Company's insolvency or liquidation or a bankruptcy event, (vi) the entry of a money judgment or similar process in excess of $500,000 if such judgment remains unvacated for 45 days, or (vii) the suspension of the Common Stock from trading on the Over the Counter Bulletin Board if such suspension continues for five consecutive trading days. The redemption amount is equal to (i) (x) the principal and accrued interest of the Debenture being redeemed, divided by (y) the applicable conversion price, multiplied by (ii) the highest closing sale price of the Company's Common Stock from the date of the redemption notice through the payment date.

The Warrants, issued as of March 10, 2006, become first exercisable on the earlier of (i) the 65th day after issuance or (ii) the effective date of the Registration Statement. The Warrants are exercisable at a per share exercise price of $0.15 through the last day of the month in which the third anniversary of the effective date of the Registration Statement occurs. Holders of the Warrants are entitled to exercise their warrants on a cashless basis following the first anniversary of issuance if the Registration Statement is not in effect at the time of exercise.

Holders of Debentures are subject to certain limitations on their rights to convert the Debentures. The principal limitation is that the holder may not, with certain limited exceptions, convert into a number of shares that would, together with other shares held by the holder, exceed 4.99% of the then outstanding shares of the Company after such conversion. The exercise of the Warrants is subject to a similar limitation.

To secure the Company's obligations under the Debentures, the Company has granted a security interest in substantially all of its assets, including without limitation, its intellectual property, in favor of the investors under the terms and conditions of a Security Interest Agreement dated as of the date of the Debentures. The security interest terminates upon the earlier of (i) the date on which less than one-fourth of the original principal amount of the Debentures issued on the Closing Date are outstanding or (ii) payment or satisfaction of all of the Company's obligations under the Securities Purchase Agreement.

The Company and the investors are parties to a Registration Rights Agreement, dated as of March 6, 2006. Pursuant to the Registration Rights Agreement, the Company has undertaken to file, within 45 days after the Closing Date or two days after the next shareholders meeting, whichever is later, but in no event later than April 28, 2006, a registration statement (the "Registration Statement") covering the Common Stock underlying the Debentures and the Warrants.



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The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment. Under the agreements with the holders of the Debentures, the Company agreed that if the Company made certain offers or sales of its Common Stock (or securities convertible into Common Stock) to any third party during the period from the Closing Date through the date on which less than one-fourth of the aggregate principal amount of the Debentures issued on the Closing Date remain unconverted (the "Final Lockup Period"), adjustments would be made to the conversion price of the then unconverted Debentures and to the exercise price of the then unexercised Warrants. The above adjustments do not apply to certain specified transactions, such as the exercise of outstanding options, warrants, or convertible securities, the issuance of securities pursuant to the Company's existing option plans or a non-employee director option plan, or the issuance of options to the Company's directors, officers, and employees, and advisors or consultants who have served in such capacity for over 90 days (provided such persons enter into a lock-up agreement), and transactions with strategic investors. The exercise price of the Warrants also is subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger. In addition, in certain cases, the investors may be entitled to receive additional warrants to purchase additional shares.

The Company also agreed that during such period, without the prior written consent of 75% of the then outstanding Debentures, the Company will not enter into any new transaction for the offer or sale of the Company's securities when such transaction provides for a variable conversion price or a variable exercise price. The Company also agreed that until the effective date of the Registration Statement it will not enter into any other transaction for the offer or sale of any of its securities and, commencing on the effective date and for six months thereafter, the Company will not enter into any transaction granting the investors in that new transaction registration rights.

In addition, under certain circumstances, the Company will be obligated to pay liquidated damages to the holders of the Convertible Debentures if the Registration Statement is filed late and/or is not declared effective by the Securities and Exchange Commission within the earlier of five days after notice by the SEC that the registration statement my be declared effective or 60 days after the filing of the Registration Statement, but not later than 120 days after the Closing Date. Similar payments will be required if the registration is subsequently suspended beyond certain agreed upon periods. The amount of liquidated damages that may become payable may be substantial. Notwithstanding the foregoing, the Company's obligation to pay these liquidated damages with respect to any late filing or late effectiveness will be waived if the Registration Statement is declared effective within 30 days after the specified target effective date.

Each of the Company's directors and Walter Chen (and their family members, companies or trusts owning any Company stock) and Davis Munck Butrus, P.C. have agreed in writing that such person or entity will not, without the prior written consent of the holders of 75% of the then outstanding principal amount of the Debentures, sell any shares of Company Common Stock he or such entity holds during the period from the Closing Date through the date which is 30 days after the effective date of the Registration Statement. Thereafter, without such consent, such person or entity will not sell more than 10,000 shares of Company stock per day for up to 15 trading days per calendar month. This limitation will expire when the outstanding principal amount of the Debentures is less than one-third of the Debentures originally issued on the Closing Date.


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Pond Equities (the "Placement Agent") and the Company entered into a Placement
Agency Agreement, dated as of March 3, 2006. Pursuant to the Placement Agency Agreement, in connection with the placement of the Debentures, the Placement Agent will receive a placement agent fee equal to (i) 10% of the aggregate purchase price (i.e., $600,000, one-half of which was paid at the initial closing and the remainder of which will be paid if the $3.0 million Security Deposit is released to the Company), (ii) 10% of the proceeds realized in the future from exercise of Warrants issued to the investors, and (iii) four warrants (the "Placement Agent's Warrants"). The Placement Agent's Warrants consist of (x) warrants to purchase an aggregate of 7,095,555 shares of common stock having an initial exercise price equal to $0.1693 per share, and (y) warrants to purchase an aggregate of 7,095,555 shares of common stock having an initial exercise price equal to $0.15 per share. One-half of the Placement Agent's Warrants will be delivered to the Placement Agent on the Closing Date, and the other one-half of the Placement Agent's Warrants will be held in escrow pending the Authorized Share Increase. Except as provided above, the Placement Agent's Warrants will have terms similar to the form of warrant issued to the Investors. In addition, the Company will pay legal and escrow agent fees to Investors' counsel and American Stock Transfer & Trust Company totaling approximately $60,000.

Ten of the 17 Investors invested in prior private placements of debentures by the Company in 2003-04 or 2005, and are the holders of warrants issued in connection with the purchase of such debentures. Except as set forth above, there is no material relationship between the Investors, on the one hand, and the Company or any of its affiliates, on the other hand. See the Company's Registration Statement on Form SB-2/A (Reg. No. 333-12648) and the Prospectus filed by the Company dated August 1, 2005 for a description of the debentures issued in May 2005 and the Company's agreements with the holders thereof. See the Company's Registration Statement on Form SB-2/A (Reg. No. 333-112643) filed by the Company dated August 16, 2004 for a description of the debentures issued in 2003-04 and the Company's agreements with the holders thereof.

The offering was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Copies of the Placement Agency Agreement and the Forms of Securities Purchase Agreement, Debenture, Warrant, Registration Rights Agreement and Security Interest Agreement relating to the above transactions, and a copy of a press release of the Company, dated March 13, 2006, are attached hereto. The foregoing descriptions of the above transactions are qualified in their entirety by reference to such exhibits, which are incorporated by reference herein.


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ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

4.1 Form of 7% Senior Secured Convertible Debenture, Series 06-01C, of Rim Semiconductor Company
10.1 Form of Securities Purchase Agreement, dated as of March 6, 2006, between Rim Semiconductor Company and the investors named therein
10.2           Form of Warrant issued in connection with the Securities Purchase
               Agreement
10.3 Form of Security Interest Agreement, dated as of March 6, 2006, among Rim Semiconductor Company, the Secured Parties named therein, and Krieger & Prager, LLP, as agent for the Secured Parties
10.4 Form of Registration Rights Agreement, dated as of March 6, 2006, between Rim Semiconductor Company and the investors named therein
10.5 Placement Agency Agreement, dated as of March 3, 2006, between Pond Equities, Inc. and Rim Semiconductor Company
99.1           Press Release, dated March 13, 2006




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RIM SEMICONDUCTOR COMPANY



Dated: March 13, 2006                  By: /s/ Brad Ketch
                                           -------------------------------------
                                           Brad Ketch
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

4.1 Form of 7% Senior Secured Convertible Debenture, Series 06-01C, of Rim Semiconductor Company
10.1 Form of Securities Purchase Agreement, dated as of March 6, 2006, between Rim Semiconductor Company and the investors named therein
10.2           Form of Warrant issued in connection with the Securities Purchase
               Agreement
10.3 Form of Security Interest Agreement, dated as of March 6, 2006, among Rim Semiconductor Company, the Secured Parties named therein, and Krieger & Prager, LLP, as agent for the Secured Parties
10.4 Form of Registration Rights Agreement, dated as of March 6, 2006, between Rim Semiconductor Company and the investors named therein
10.5 Placement Agency Agreement, dated as of March 3, 2006, between Pond Equities, Inc. and Rim Semiconductor Company
99.1           Press Release, dated March 13, 2006